UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 25, 2013


                              NORSTRA ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                    333-181042                  27-0833279
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

     414 Manor Road, Laredo, Texas                                 78041
(Address of principal executive offices)                        (Zip Code)

                                 (888) 474-8077
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 25, 2013, pursuant to the terms of a subscription agreement between our company and Jackson Bennett, LLC, we issued a secured promissory note (the "Note") with an aggregate principal amount of $180,000. The Note bears interest at an annual rate of 10% which is to be paid together with principal in full on the maturity date of April 25, 2015. At the option of Jackson Bennett, LLC the principal amount of the Note together with all accrued interest may be converted into shares of our common stock (the "Convertible Shares") at the conversion rate of $0.50 per share.

The description of the subscription agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the agreement is attached hereto as exhibit 10.1, and which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

10.1     Subscription   Agreement  between  Norstra  Energy,  Inc.  and  Jackson
         Bennett, LLC dated April 25, 2013.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORSTRA ENERGY, INC.


/s/ Glen Landry
-------------------------------
Glen Landry
President and Director

Date: May 2, 2013

                                       2